                                KELLOGG COMPANY

                                     BYLAWS
                (AS AMENDED UP TO AND INCLUDING APRIL 21, 1995)



                                   ARTICLE I
                                    OFFICES


                 SECTION 1. OFFICES. The principal office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

                 The Corporation may also have an office in the City of Battle Creek, State of Michigan, and also offices at such other places as the Board of Directors may, from time-to-time, appoint, or the business of this Corporation may require.



                                   ARTICLE II
                                  STOCKHOLDERS


                 SECTION 1.  ANNUAL MEETINGS.   The Annual Meeting of
Stockholders of this Corporation may be held either within or without the State of Delaware at a time and place to be designated by the Board of Directors. Notice of such Annual Meeting shall be given by the Secretary, by mailing a written or printed notice stating the place, day and hour of the meeting to each stockholder of record entitled to vote at such meeting, at least ten (10) days prior to the date of such meeting, at such stockholder's last known post office address as the same appears upon the books of this Corporation. The Chairman of the Board, or in such officer's absence or incapacity, a Vice Chairman, or in such officer's absence or incapacity, the President and Secretary of this Corporation, shall act as president and secretary, respectively, of each stockholders' meeting unless it shall be otherwise determined at the meeting.

                 SECTION 2.  SPECIAL MEETINGS.   Special meetings of the
stockholders may be held either within or without the State of Delaware and may be called (i) by such number of Directors constituting not less than two-thirds of the total number of directorships fixed by a resolution adopted by the Board of Directors pursuant to Article III, Section 1 of these Bylaws, whether or not such directorships are filled at the time (such total number of directorships hereinafter referred to as the "Full Board"), or by the Chairman of the Board, or in such officer's absence or incapacity, by a Vice Chairman, or in such officer's





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absence or incapacity, by the President, by mailing a written or printed notice at least ten (10) days prior to the date of such meeting to each stockholder of record entitled to vote at such meeting (at such stockholder's last known post office address as the same appears on the books of this Corporation), or (ii) by any stockholder or stockholders holding not less than one-third of the voting power of all of the outstanding shares of capital stock of this Corporation entitled to vote at such meeting, voting together as a single class, by mailing a written or printed notice at least thirty (30) days prior to the date of such meeting to each stockholder of record entitled to vote at such meeting. The notice required by clause (i) or (ii) of the immediately preceding sentence shall state the place, date and hour of such meeting and any and all purposes for which the meeting is called.

                 SECTION 3.  VOTES.   Each stockholder shall be entitled to one
(1) vote for each share of capital stock held on all matters to be voted upon. Each stockholder entitled to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted on after three (3) years from its date unless said proxy provides for a longer period. Except where the transfer books of this Corporation shall have been closed, or a date shall have been fixed as a record date for the determination of stockholders entitled to vote, no share of stock shall be voted on at any election for Directors which shall have been transferred on the books of this Corporation within twenty (20) days next preceding such election of Directors.

                 SECTION 4.  QUORUM.   At any meeting at which the holders of
capital stock shall be entitled to vote for the election of Directors or for other purposes, the holders of a majority of the outstanding shares of capital stock entitled to vote at such meeting, and present in person or by proxy, shall constitute a quorum for the purpose of electing Directors or for such other purposes.

                 In the absence of a quorum of holders of capital stock at any meeting of stockholders at which they are entitled to vote, the holders of capital stock present at such meeting may adjourn the meeting to a future day for such vote as the holders of capital stock are entitled and wish to take without any notice other than an announcement at the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted by stockholders which they might have transacted at the meeting as originally notified.

                 SECTION 5.  STOCKHOLDERS LISTS.   A complete list of the
stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary and filed in the office where the election is to be held at least ten (10) days before every election, and shall, at all times, during the usual hours for business, and during the whole time of said election, and at the place thereof, be open to the examination of any stockholder entitled to vote thereat.

                 SECTION 6.  CONSENTS TO CORPORATE ACTION.   The record date
for determining stockholders entitled to express consent to corporate action in writing





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without a meeting shall be fixed by the Board of Directors.  Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice, request the Board of Directors to fix a record date. The Board of Directors shall, upon receipt of such a request, fix a record date, which shall be not later than the 15th day following receipt of the request, or such later date as may be specified by such stockholder. If the record date falls on a Saturday, Sunday or legal holiday, the record date shall be the day next following which is not a Saturday, Sunday or legal holiday.

                 Subject to the immediately following paragraph, the date for determining if an action has been consented to by the holder or holders of shares of outstanding stock of this Corporation having the requisite voting power to authorize or take the action specified therein (the "Consent Date") shall be the 31st day after the date on which materials soliciting consents are mailed to stockholders of this Corporation or, if no such materials are required to be mailed under applicable law, the 31st day following the record date fixed by the Board pursuant to the immediately preceding paragraph. If the Consent Date falls on a Saturday, Sunday or legal holiday, the Consent Date shall be the day next following which is not a Saturday, Sunday or legal holiday.

                 In the event of the delivery to this Corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and related revocation hereinafter referred to in this Section 6 as a "Consent"), the Secretary of this Corporation shall provide for the safekeeping of such Consent and shall conduct such reasonable investigation as the Secretary deems necessary or appropriate for the purpose of ascertaining the validity of such Consent and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary of this Corporation shall designate two persons, who shall not be members of the Board, to serve as inspectors with respect to such Consent, and such inspectors shall discharge the functions of the Secretary of this Corporation under this paragraph. If, after such investigation, the Secretary, or such inspectors, as the case may be, shall determine that the Consent is valid, that fact shall be certified on the records of this Corporation kept for the purpose of recording the proceedings of meetings of the stockholders, and the Consent shall be filed with such records, at which time the Consent shall become effective as stockholder action; provided, that neither the Secretary, nor such inspectors, as the case may be, shall make such certification or filing, and the Consent shall not become effective as stockholder action, until the final termination, without the availability of any further appeal, of any proceedings which may have been commenced in the Court of Chancery of the State of Delaware, or any other court of competent jurisdiction, for an adjudication of any legal issues incident to determining the validity of the Consent, unless and until such Court has determined that such proceedings are not being pursued expeditiously and in good faith. In conducting the investigation required by this paragraph, the Secretary, or such inspectors, as the case may be, may, at the expense of this





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Corporation, retain special legal counsel and any other necessary or appropriate professional advisors and such other personnel, as they may deem necessary or appropriate, to assist them.

                 To the extent that this Section 6 is inconsistent with this Corporation's Restated Certificate of Incorporation, as amended, the provisions of this Corporation's Restated Certificate of Incorporation, as amended, will prevail.

                                  ARTICLE III
                                   DIRECTORS


                 SECTION 1.  MEMBERSHIP.   The number of Directors of this
Corporation shall be not less than seven (7) nor more than fifteen (15), the exact number of Directors to be fixed from time-to-time by a Resolution adopted by not less than two-thirds of the full Board (as defined in Article NINTH of the Restated Certificate of Incorporation). Directors shall be divided into three classes, as nearly equal in number as possible, with a term of office of three years, one class to expire each year. At each Annual Meeting of Stockholders, the class of Directors whose terms of office shall expire at such time shall be elected by a plurality vote by ballot to hold office for terms expiring at the third Annual Meeting of Stockholders following their election and until a successor shall be elected and shall qualify.

                 Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors at the particular meeting at which the nomination is to occur. However, any stockholder entitled to vote at such meeting may nominate one or more persons for election as Directors only in person or by proxy at such meeting and only if written notice of such stockholder's intent to make such nomination or nominations has been delivered personally to, or otherwise received by, the Secretary of this Corporation at least thirty (30) days, but no more than ninety (90) days prior to the anniversary date of the record date for determination of stockholders entitled to vote in the immediately preceding Annual Meeting of Stockholders. Each such notice shall contain a representation that: (i) the stockholder is, and will be, on the record date, a beneficial owner or a holder of record of stock of this Corporation entitled to vote at such meeting; (ii) the stockholder has, and will have, on the record date, full voting power with respect to such shares; and (iii) the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. Additionally, each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a description of all arrangements or understandings between the stockholder and each proposed nominee, and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (c) the number and kinds of securities of this Corporation held beneficially or of record by each proposed nominee; (d) such other information regarding each proposed nominee as would be required to be





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included in a proxy statement filed pursuant to the proxy rules of the
Securities and Exchange Commission for the initial election of such proposed nominee for Director; and (e) the consent of each proposed nominee to serve as a Director if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person if any of the information supplied is false or misleading or if any of the foregoing requirements are not satisfied.

                 SECTION 2.  VACANCIES.   Subject to the rights of the holders
of any particular class or series of equity securities of this Corporation, (i) newly created directorships resulting from any increase in the total number of authorized Directors may be filled by the affirmative vote of not less than two-thirds of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board of Directors, or by a plurality vote of the stockholders at any regular Annual Meeting or Special Meeting of Stockholders, and (ii) any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of not less than two-thirds of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board of Directors.

                 SECTION 3.  PLACE OF MEETINGS.   The Directors may hold their
meetings and have one or more offices and keep the books of this Corporation outside of Delaware at the office of this Corporation, in the City of Battle Creek, Michigan, or at such other place or places as they may, from time-to-time, determine.

                 SECTION 4.  REGULAR MEETINGS.   In months other than the month
in which the Annual Meeting of Stockholders shall be held, regular meetings of the Board of Directors shall be held without other notice than this bylaw, on the fourth Friday of each month, if not a legal holiday, and if a legal holiday, then on the preceding business day, at such time and place as the Board of Directors may designate, or, if no such designation shall have been made, at the executive offices of this Corporation, in the City of Battle Creek, Michigan, at the hour of 1:30 p.m., local time. A regular meeting of the Board of Directors shall also be held without other notice than this bylaw, immediately after, and at the same place as the Annual Meeting of Stockholders. The Board of Directors may provide, by resolution, the time and place for the holding of different or additional regular meetings or the cancellation of a regular meeting(s) without other notice than such resolution.

                 SECTION 5.  SPECIAL MEETINGS.   Special meetings of the Board
of Directors, to be held within or without the State of Delaware, may be called by the Chairman of the Board, or in such officer's absence or incapacity, by a Vice Chairman, or in such officer's absence or incapacity, by the President, or in such officer's absence or incapacity, by an Executive Vice President, or in such officer's absence or incapacity, by not less than six (6) Directors (provided, that if this Corporation's Restated Certificate of Incorporation, as amended, provides for the division of the Board of Directors into three classes, no more than two of such members of the Board of Directors shall be from the





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same class), by giving one day's notice thereof in the case of special meetings called by the Chairman of the Board, a Vice Chairman, the President or an Executive Vice President, as the case may be, or ten day's notice thereof in the case of all other special meetings, which notice shall, in the case of any special meeting, set forth the time and place of the meeting and be made orally, or in writing, or by telegraph or by telephone, and shall, in the case of special meetings not called by the Chairman of the Board, a Vice Chairman, the President or an Executive Vice President, also set forth in reasonable detail any and all purposes for which the special meeting is called.

                 SECTION 6.  VOTES.   Any member of the Board may require the
ayes and noes to be taken on any questions and recorded on the Minutes.

                 SECTION 7.  QUORUM.   Except as herein otherwise specifically
provided, a majority of the number of Directors constituting the Full Board (as defined in Article II, Section 2) shall constitute a quorum for the transaction of business.

                 SECTION 8.  COMPENSATION OF DIRECTORS.   Compensation of
Directors shall be as determined by the Board. Nothing contained herein shall be construed to preclude any Director from serving this Corporation in any other capacity and receiving compensation therefor.

                 SECTION 9.  NOTICES.   Neither the business to be transacted
at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the call or notice, or waiver of notice of such meeting, unless specifically required by law, this Corporation's Restated Certificate of Incorporation, as amended, or these Bylaws.



                                   ARTICLE IV
                                   COMMITTEES


                 SECTION 1.  EXECUTIVE COMMITTEE.   There may be an Executive
Committee of two or more Directors, including the Chairman of the Board, designated by resolution of the Board of Directors. Said Committee may meet at stated times or on notice to all by any of their own number. During the intervals between meetings of the Board, the members of such Committee, who shall be requested to do so, shall advise and aid the officers in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time-to-time. The Board may delegate to such Committee authority to exercise all powers of the Board, except those powers specifically excluded from committees by Section 141(c) of the Delaware General Corporation Law and except the power to authorize the issuance of stock of this Corporation while the Board is not in session. Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.





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                 The Executive Committee may, in its discretion, keep regular minutes of its proceedings and shall report the same to the Board when required.

                 In the absence or disqualification of a member of the Executive Committee, the member or members of the Executive Committee present at a meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors of the Company to act at the meeting in place of each such absent or disqualified member.

                 SECTION 2.  AUDIT COMMITTEE.   There may be an Audit Committee
of two or more Directors designated by resolution of the Board of Directors. Said Committee may meet at stated times or on notice to all by any of its own number. The Committee and its membership shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time-to-time. Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose. The Committee may, in its discretion, keep regular minutes of its proceedings and shall report the same to the Board when required.

                 SECTION 3.  COMPENSATION COMMITTEE.   There may be a
Compensation Committee of two or more Directors designated by resolution of the Board of Directors. Said Committee may meet at stated times or on notice to all by any of its own number. The Committee and its membership shall generally perform such duties and exercise such power as may be directed or delegated by the Board of Directors from time-to-time. Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose. The Committee may, in its discretion, keep regular minutes of its proceedings and shall report the same to the Board when required.

                 SECTION 4. EMPLOYEE BENEFITS ADVISORY COMMITTEE. There may be an Employee Benefits Advisory Committee of two or more Directors designated by resolution of the Board of Directors. Said Committee may meet at stated times or on notice to all by any of its own number. The Committee and its membership shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time-to-time.
Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose. The Committee may, in its discretion, keep regular minutes of its proceedings and shall report the same to the Board when required.

                 SECTION 5. FINANCE COMMITTEE. There may be a Finance Committee of two or more Directors designated by resolution of the Board of Directors. Said Committee may meet at stated times or on notice to all by any of its own number. The Committee and its membership shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time-to-time. Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose. The Committee may, in





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its discretion, keep regular minutes of its proceedings and shall report the same to the Board when required.

                 SECTION 6. NOMINATING COMMITTEE. There may be a Nominating Committee of two or more Directors designated by resolution of the Board of Directors. Said Committee may meet at stated times or on notice to all by any of its own number. The Committee and its membership shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time-to-time. Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose. The Committee may, in its discretion, keep regular minutes of its proceedings and shall report the same to the Board when required.

                 SECTION 7. COMMITTEE ON SOCIAL RESPONSIBILITY. There may be a Committee on Social Responsibility of two or more Directors designated by resolution of the Board of Directors. Said Committee may meet at stated times or on notice to all by any of its own number. The Committee and its membership shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time-to-time. Vacancies in the membership of the Committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose. The Committee may, in its discretion, keep regular minutes of its proceedings and shall report the same to the Board when required.

                 SECTION 8.  OTHER COMMITTEES.   The Board of Directors, by
resolution, may dissolve existing committees and may designate additional committees, each of which shall consist of not less than two Directors. Each such additional committee may meet at stated times or on notice to all by any of its own number. Each such additional committee and its membership shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time-to-time. Vacancies in the membership of any such additional committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose. Any such additional committee may, in its discretion, keep regular minutes of its proceedings and shall report the same to the Board of Directors when required.



                                   ARTICLE V
                                    OFFICERS


                 SECTION 1.  OFFICERS.   The officers of this Corporation shall
be elected by the Board of Directors and shall consist of the Chairman of the Board (if designated as the Chief Executive Officer by the Board), the President, one or more Vice Presidents, a Secretary, a Controller, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as shall, from time-to-time, be provided by





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the Board of Directors, who shall perform the usual duties pertaining to their respective offices, except as otherwise specifically provided herein or by resolution of the Board of Directors. One person may hold more than one office except that no person shall be both the President and a Vice President. The Board of Directors may also elect one or more Vice Chairmen of the Board.

                 SECTION 2.  QUALIFICATIONS.   No person shall be eligible for
the Office of Chairman of the Board who is not a Director. Persons who are not Directors or who are not stockholders shall be eligible for all other offices of this Corporation.

                 SECTION 3. TERM OF OFFICE. The officers shall be elected at the first regular meeting of the Board of Directors after the Annual Meeting of Stockholders and shall hold office for one year and until their respective successors have been duly elected and qualified; provided, however, that all officers of this Corporation shall be subject to removal at any time by an affirmative vote of Directors constituting not less than a majority of the Full Board (as defined in Article II, Section 2).

                 SECTION 4.  BONDS.   The Directors may, by resolution, require
any or all of the officers or employees to give bond to this Corporation with good and sufficient surety conditioned upon the faithful performance of their respective duties and offices.

                 SECTION 5. CHAIRMAN OF THE BOARD AND VICE CHAIRMEN. The Chairman of the Board, if one is elected, shall, in addition to his duties as a Director of this Corporation, preside as Chairman at all meetings of the stockholders, of the Board of Directors, and of the Executive Committee. A Vice Chairman (if one or more is elected, in the order designated by the Board of Directors or the Chief Executive Officer) shall, in the absence of the Chairman of the Board, perform the duties of the Chairman of the Board provided for in this Section.

                 SECTION 6.  CHIEF EXECUTIVE OFFICER; PRESIDENT.   The Chairman
of the Board, if so designated by the Board of Directors, shall be the Chief Executive Officer of this Corporation and shall have general supervision of the affairs of this Corporation, being responsible to the Board of Directors. The President shall have general supervision of the operations of this Corporation subject to the supervision of the Chairman of the Board, except that, if the Chairman of the Board shall not also have been designated Chief Executive Officer, or in the absence or incapacity of the Chairman of the Board who has been so designated, the President shall be the Chief Executive Officer of this Corporation and have general supervision of the affairs of this Corporation, being responsible to the Board of Directors. The President shall, in the absence or incapacity of the Chairman and Vice Chairman of the Board, perform the functions of the Chairman of the Board set forth in Section 5 of this
Article V.

                 SECTION 7.  VICE PRESIDENTS.   One or more of the Vice
Presidents elected may be designated as Executive Vice Presidents. One or more of the Vice Presidents elected may be designated as Senior Vice Presidents. Each of the Vice





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Presidents, including the Executive Vice Presidents and the Senior Vice
Presidents, shall perform such duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time-to-time. In the absence or disability to act of the President, any of the Executive Vice Presidents designated by the Chief Executive Officer or the Board of Directors shall possess all the powers and may perform any of the duties of the Office of the President. In the absence or disability to act of the President and all of the Executive Vice Presidents, such of the Vice Presidents designated by the Chief Executive Officer or the Board of Directors, or in the absence or incapacity of those designated Vice Presidents, any other person(s) designated by the Chief Executive Officer shall possess all of the powers and may perform all of the duties of the President.

                 SECTION 8. SECRETARY. The Secretary, or in his or her absence, the Assistant Secretary, shall issue notices for meetings, shall keep their minutes, shall have charge of the corporate seal and corporate Minute Books, and shall make such reports and perform such other duties as are incident to his or her office or as are properly required of him or her by the Chief Executive Officer or the Board of Directors.

                 SECTION 9. TREASURER. The Treasurer shall have custody of all monies and securities of this Corporation. He or she shall sign or countersign such instruments as require his or her signature and shall perform all duties incident to his or her office or that are properly required of him or her by the Board of Directors or the Chief Executive Officer. He or she shall give bond for the faithful performance of his or her duties in such sum and with such sureties as may be required of him or her by the Board of Directors or the Chief Executive Officer.

                 SECTION 10. CONTROLLER. The Controller shall have custody of all the accounting records of this Corporation and shall keep regular books of account. He or she shall sign or countersign such instruments as require his or her signature and shall perform all duties incident to this office or that are properly required of him or her by the Board of Directors, the Chief Executive Officer or the President.

                 SECTION 11. DELEGATION. In case of the absence of any officer of this Corporation or for any other reason which may seem sufficient to the Board of Directors, the Board of Directors or the Chief Executive Officer may delegate the powers and duties of any such officer to any Director for the time being.



                                   ARTICLE VI
                   EXECUTION OF CHECKS AND OTHER INSTRUMENTS


                 SECTION 1. The funds of this Corporation shall be deposited in such bank or banks of deposit as shall be designated or authorized by the Board of Directors and in the name of Kellogg Company or such other name as the Board of Directors may designate. All checks, drafts or orders drawn against funds on deposit in any such bank





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shall be signed by such person or persons as may be authorized by the Board of
Directors by a proper resolution spread of record.

                 SECTION 2. All other instruments in writing involving the payment of money or of credit or liability of this Corporation, such as deeds, bonds, contracts, etc., shall be signed in the name of this Corporation by the Chairman of the Board, a Vice Chairman, the President, a Vice President or by such other person or persons as may be authorized by the Board and may be attested, and the corporate seal affixed thereto by either the Secretary or an Assistant Secretary. In the absence of the Secretary and Assistant Secretary, or their inability to act, the Treasurer or Assistant Treasurer may affix the seal.

                 The Board of Directors, the Executive Committee or the Chief Executive Officer may authorize the execution of contracts and other instruments by such other officers, agents and employees as may be selected by them from time-to-time and with such limitations and restrictions as the authorization may require.


                                  ARTICLE VII
                             CERTIFICATES OF STOCK


                 SECTION 1. CERTIFICATES OF STOCK. Certificates of stock shall be signed by the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary of this Corporation, both of whose signatures may be a facsimile, and shall be numbered and entered in books of this Corporation as they are issued. They shall, in all respects, conform to the requirements of the law of the State of Delaware, and shall be otherwise in such form as may be prescribed by the Board of Directors.

                 SECTION 2. LOST CERTIFICATES. If any person claims a certificate is lost or destroyed, a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, upon compliance with any terms and conditions which this Corporation may prescribe.



                                  ARTICLE VIII
                               TRANSFER OF SHARES


                 SECTION 1.  TRANSFER OF SHARES.   Shares of the capital stock
of this Corporation shall be transferred on the books of this Corporation by the owner thereof in person or by his or her attorney upon the surrender and cancellation of certificates for a like number of shares. Upon presentation and surrender of a certificate properly endorsed





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

and payment of all taxes thereon, the transferee shall be entitled to a new certificate or certificates in place thereof.

                 SECTION 2.  REGISTRATION.   One or more Transfer Agents and
Registrars of the Company's stock may be appointed by resolution of the Board of Directors for the transfer and registration of any class or classes of stock of this Corporation, and upon such appointment, no certificate for any such class of stock shall be issued or be valid for any purpose until countersigned by one such Transfer Agent and registered and countersigned by one such Registrar; provided, however, that the countersignature of such Transfer Agent may be a facsimile if such certificate is countersigned manually by a Registrar who shall be other than this Corporation or its employee.

                 SECTION 3. CLOSING OF TRANSFER BOOKS. The Board of Directors shall have the power to close the stock transfer books of this Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date of payment of any dividend or other distribution or allotment of any rights, or the effective date of any change, conversion or exchange of stock, or of any other lawful action; provided, however, that in lieu of closing the stock transfer books as aforesaid and in order that this Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before the date of such meeting, nor more than sixty (60) days prior to any other action, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment or adjournments thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of this Corporation after any such record date fixed as aforesaid. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                 SECTION 4. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.



                                   ARTICLE IX
                                 CORPORATE SEAL





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

                 SECTION 1. CORPORATE SEAL. The corporate seal shall have inscribed thereon in the center the words "Corporate Seal" and the number "1922," and in a circle around the margin the words

                               "Kellogg Company"
                                  "Delaware".



                                   ARTICLE X
                                   DIVIDENDS


                 SECTION 1. DIVIDENDS. Dividends upon the stock of this Corporation shall be payable from funds lawfully available therefor at such times and in such amounts as the Board of Directors, or a Committee thereof expressly authorized by resolution of the Board of Directors may, from time-to-time, direct.


                                   ARTICLE XI
                                  FISCAL YEAR


                 SECTION 1. FISCAL YEAR. The fiscal year of this Corporation shall begin on the 1st day of January and end on the 31st day of December of each year.

                                  ARTICLE XII
                              INSPECTION OF BOOKS


                 SECTION 1. INSPECTION OF BOOKS. The Directors shall determine, from time-to-time whether, and if allowed, when, and under what conditions and regulations, the accounts and books of this Corporation (except such as may, by statute, be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.



                                  ARTICLE XIII
                               ORDER OF BUSINESS





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

                 SECTION 1. ORDER OF BUSINESS. At all stockholders' and Directors' meetings, the order of business shall be as determined by the presiding officer of the meeting.


                                  ARTICLE XIV
                                   AMENDMENT


                 SECTION 1.  AMENDMENT.   Except to the extent otherwise
provided in this Corporation's Restated Certificate of Incorporation, as amended, these Bylaws shall be subject to alteration, amendment or repeal, and new bylaws may be adopted (i) by the affirmative vote of the holders of not less than a majority of the voting power of all of the outstanding shares of capital stock of this Corporation then entitled to vote generally in the election of Directors, voting together as a single class, at any regular or special meeting of the stockholders (but only if notice of the proposed change be contained in the notice to the stockholders of the proposed action), or (ii) by the affirmative vote of not less than a majority of the members of the Board of Directors at any meeting of the Board of Directors at which there is a quorum present and voting; provided, that in the case of clause (ii), any alteration, amendment or repeal made with respect to, or the adoption of, a new bylaw inconsistent with Article II, Section 2 or Section 6, or Article III,
Section 1, Section 2, or Section 5, or this Article XIV, Section 1 of these Bylaws, shall require the affirmative vote of Directors constituting not less than two-thirds of the Full Board (as defined in Article II, Section 2).


                                   ARTICLE XV
                    INDEMNIFICATION OF DIRECTORS, OFFICERS,
                        EMPLOYEES AND AGENTS; INSURANCE


                 SECTION 1. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of this Corporation), by reason of the fact that he is or was a Director or officer of this Corporation, is or was serving at the request of this Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of this Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of this Corporation, and, with respect to any criminal action or proceeding, has reasonable cause to believe that his conduct was unlawful.

                 SECTION 2. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened pending or completed action or suit by, or in the right of, this Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director or officer of this Corporation, or, while a Director or officer of this Corporation, is or was serving at the request of this Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of this Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to this Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                 SECTION 3. The Board of Directors of this Corporation shall have the power, in its discretion, to cause this Corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding referred to in Sections 1 or 2 of this Article by reason of the fact that (although not a Director or officer of this Corporation) he is or was an employee or agent of this Corporation, or is or was serving at the request of this Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the extent that any such person would have been entitled to be indemnified under Sections 1 and 2 had he, at all times, been a Director or officer of this Corporation.

                 SECTION 4. Any indemnification under Sections 1, 2 or 3 of this Article (unless ordered by a court) shall be made by this Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                 SECTION 5. To the extent that a Director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1, 2 or 3, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                 SECTION 6. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by this Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by, or on behalf of, the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by this Corporation as authorized in this Article.

                 SECTION 7. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may, at any time, be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action by a person in his official capacity and as to action in another capacity while holding such office.

                 SECTION 8. The Board of Directors shall have power to authorize and direct the purchase and maintenance of insurance on behalf of itself or any person who is or was a Director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not this Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                 SECTION 9. For purposes of this Article XV, reference to "this Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article XV with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                 SECTION 10. For purposes of this Article XV, references to "enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of this Corporation" shall include any service as a Director, officer, employee or agent of this Corporation which imposes duties on, or involves services by, such Director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of this Corporation" as referred to in this Article XV.

                 SECTION 11. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent, and shall inure to the benefit of the executors, administrators and other legal representatives and heirs of such a person.



                                  ARTICLE XVI
                                   MISCELLANY


                 SECTION 1. The Chief Executive Officer or the Board of Directors may designate any order of assignment to apply within any specified group of officers where, as provided in these Bylaws, any such designation is to be made as to one or more of such officers. In the event that no such designation is made, the order of assignment within any specified group of officers will be according to the length of service of each particular officer in the specified office, with the officer serving the longest term within that particular office to be assigned first, and in his or her absence or incapacity, the officer serving the next longest term in that particular office to be assigned second, and so on.





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